Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-252158) pertaining to the 2020 Incentive Award Plan of Playtika Holding Corp. of our reports dated February 27, 2025, with respect to the consolidated financial statements of Playtika Holding Corp., and the effectiveness of internal control over financial reporting of Playtika Holding Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel-Aviv, Israel
February 27, 2025